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                                Exhibit 99

                               Press Release

                                   Dated

                               May 19, 1999
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                             Press Release

Today's date: May 19, 1999                   Contact: Bill W. Taylor
Release date: Immediately                    Executive Vice President, C.F.O.
                                             (903) 586-9861

               JACKSONVILLE BANCORP, INC. TO REPURCHASE UP TO
                      114,748 SHARES OF COMMON STOCK

     Jacksonville, Texas, May 19, 1999 - Jacksonville Bancorp, Inc., (NASDAQ:
JXVL) the holding company of Jacksonville Savings Bank, SSB of Jacksonville, Texas announced today that it has commenced an open-market stock repurchase program of up to 114,748 shares, or 5% of the Company's outstanding shares of common stock. Repurchases will be made by the Company from time to time during a one year period ending May 19, 2000 as, in the opinion of management, market conditions warrant. The repurchased shares will be held as treasury stock and will be available for general corporate purposes.

     On March 31, 1999, the Company had $263 million of total consolidated assets, $208 million of total deposits and $35.9 million of total stockholders' equity. Jacksonville Savings Bank, a Texas chartered savings bank, is a subsidiary of the Company's, that conducts business from its main office located in Jacksonville, Texas, and six branch locations.
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